EXHIBIT 23.1
                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of IMRglobal Corp. (formerly Information Management Resources, Inc.) on
Form S-8 (No. 33-24027) of our report dated February 13, 1998, except for certain information in Note 13 for which the date is March 9, 1998, on our audits of the consolidated financial statements of IMRglobal Corp. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Tampa, Florida
March 26, 1999